Exhibit 99.3

GENERAL MARITIME FILES PLAN OF REORGANIZATION
AND DISCLOSURE STATEMENT

Plan Supported by the Company’s Key Senior Lenders

NEW YORK – February 1, 2012 – General Maritime Corporation announced today that it has filed a Plan of Reorganization (the “Plan”) and a Disclosure Statement (the “Disclosure Statement”) with the United States Bankruptcy Court for the Southern District of New York (the “Court”).  The Company intends to seek confirmation of the Plan by April 2012.

Under the terms of the Plan, the Company will receive an infusion of $175 million in new capital from funds managed by Oaktree Capital Management, L.P. (“Oaktree”), less the amount raised in the rights offering described below, will continue to operate as a going concern and will reduce its funded indebtedness by approximately $600 million.

Jeffrey D. Pribor, General Maritime’s Chief Financial Officer, said, “The filing of our Plan represents a significant milestone in our financial restructuring efforts.  We have made good progress and are confident that this process will strengthen our balance sheet and enhance our financial flexibility without compromising our commitments to our valued customers, vendors and employees.  We look forward to emerging as a stronger company, positioned for long-term growth as a leading provider of international seaborne oil transportation services.”

Mr. Pribor added, “Our stakeholders have helped us make significant progress in our financial restructuring and we look forward to building on our success and our strong business relationships in the months and years to come.  I want to thank our vendors and customers for their loyalty and support, as well as our employees for their continued hard work and dedication.”

Additional terms of the Plan include:

•	tax claims, obligations under the debtor-in-possession credit agreement, and other obligations secured with assets of the Company will be paid in full, in cash;

•
$75 million of the Company’s existing first and second lien secured credit facilities will be paid down, and the Company will enter into new first and second lien secured credit facilities with terms that will provide the Company with critical financial flexibility needed to operate its businesses after its emergence from bankruptcy;

•	the secured amount of the Company’s existing third lien credit facility from Oaktree-managed funds will be converted into 50% of the new equity of the reorganized Company on an undiluted basis;

•	holders of general unsecured claims against General Maritime Corporation will receive their pro rata share of warrants to purchase 2.5% of the new equity of the reorganized Company;

•
holders of general unsecured claims against the debtors who guarantee the Company’s obligations under its secured facilities have the opportunity to participate in a rights offering to purchase up to 17.5% of the new equity of the reorganized Company on an undiluted basis for up to $61.25 million;

•	holders of general unsecured claims against the non-guarantor debtors will receive any cash available after payment of all senior claims; and

•	holders of old equity interests in General Maritime Corporation will receive no distribution on account of their interests.

The Plan provides for a record date of February 8, 2012 for determining generally the holders of general unsecured claims that are eligible to participate in the rights offering.  In addition, holders of general unsecured claims who file a proof of claim after February 8, 2012 but before the general bar date of February 23, 2012, certain additional claims holders as described in the Plan, and transferees of claims in accordance with the Plan may also be eligible to participate in the rights offering.  The rights offering will be limited to those holders of general unsecured claims that are either qualified institutional buyers or accredited investors as defined by applicable securities laws.

The above description is an overview summary of the Plan and is qualified entirely by the terms of the Plan and Disclosure Statement as filed with the Court.

The Company notes that discussions with the Creditors’ Committee and certain other holders of Senior Note Claims are ongoing and the parties are hopeful that consensus on the Plan will be reached.

The Plan is subject to confirmation by the Court.  This release is not intended as a solicitation for a vote on the Plan.

The Disclosure Statement, which is available at www.GMRRestructuring.com, includes a historical profile of the Company, a description of proposed distributions to creditors, and an analysis of the Plan’s feasibility, as well as many of the technical matters required for the solicitation process, such as descriptions of who will be eligible to vote on the Plan and the voting process itself.

Additional information about General Maritime’s financial restructuring is available via the Company’s Restructuring Information Hotline at (888) 435-3302 in North America or internationally at (614) 553-1243.  A website has also been set up by General Maritime’s U.S. Claims Agent containing Court documents and other updates (www.GMRRestructuring.com).

Kramer Levin Naftalis & Frankel LLP is serving as legal advisor and Moelis & Company is serving as financial advisor to the Company.

About General Maritime Corporation

General Maritime Corporation is a leading crude and products tanker company operating principally within the Atlantic basin, which includes ports in the Caribbean, South and Central America, the United States, West Africa, the Mediterranean, Europe and the North Sea. General Maritime also currently operates tankers in other regions including the Black Sea and Far East. General Maritime owns a fully double-hull fleet of 30 tankers – seven VLCC, eight Aframax, twelve Suezmax tankers, two Panamax and one product tanker – with a total carrying capacity of approximately 5.2 million dwt.  The Company also has three product tankers that are chartered-in with options to purchase the vessels.  The Company controls tonnage totaling 5.3 million dwt, including the owned fleet and the chartered-in fleet.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management's current expectations and observations and include factors that could cause actual results to differ materially such as: the satisfaction of the conditions to the consummation of the Plan, as described in the Plan and the Disclosure Statement; the occurrence of any event, change or other circumstance that could give rise to the termination of the restructuring support agreement, pursuant to which various stakeholders have agreed to support the Plan, or the equity commitment agreement, pursuant to which Oaktree-managed funds have agreed to put new capital into the Company; objections that may be raised with respect to the Plan and the treatment of those objections in the Chapter 11 cases; the outcome of the discussions with the Creditors Committee and the ability of the Company and the Creditors Committee to achieve consensus; whether the Company is able to generate sufficient cash flows to meet its liquidity needs, service its indebtedness and finance the ongoing obligations of its business as contemplated by the Plan, including the extent to which the Company's operating results may continue to be affected by weakness in market conditions and charter rates; the effects of the Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general; the length of time the Company will operate under the Chapter 11 cases; the pursuit by the Company’s various creditors, equity holders and other constituents of their interests in the Chapter 11 cases in general; other potential adverse effects of the Chapter 11 proceedings on liquidity or results of operations in general, including the Company’s ability to operate pursuant to the terms of the debtor-in-possession facility and increased administrative and restructuring costs related to the Chapter 11 cases; the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain acceptable terms with its vendors, customers and service providers and to retain key executives, managers and employees during the pendency of the Chapter 11 cases; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent filings on Form 10-Q and Form 8-K.

Contacts

Jeffrey D. Pribor Chief Financial Officer General Maritime Corporation (212) 763-5600	Andy Brimmer / Andrew Siegel / Aaron Palash Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449